UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

August 4, 2009
Date of Report (Date of earliest event reported)

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
(Exact Name of Registrant as specified in its Charter)

Delaware	333-92383	06-1397316
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

251 Ballardvale Street

Wilmington, Massachusetts 01887

(Address of Principal Executive Offices) (Zip Code)

781-222-6000
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

		Page No.
ITEM 8.01.	OTHER EVENTS	3
ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS	4
(d)	Exhibits
23.1	Consent of PricewaterhouseCoopers LLC.
99.1	Updates to Charles River Laboratories International, Inc.’s 2008 Annual Report on Form 10-K:

ITEM 8.01.    OTHER EVENTS

Charles River Laboratories International Inc, (the “Company”) is filing this Current Report on Form 8-K (this “Form 8-K”) to retrospectively adjust portions of the Company’s Annual Report on Form 10-K for the year ended December 27, 2008, filed with the Securities and Exchange Commission (the “SEC”) on February 23, 2009 (the “2008 Form 10-K”), to reflect the following:

•

the Company’s adoption, effective December 28, 2008 of FSP No. 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (“FSP 14-1”); and

•

the Company’s adoption, effective December 28, 2009, of Statement of Financial Accounting Standards (“SFAS”) No. 160, “Noncontrolling Interests in Consolidated Financial Statements — an amendment of Accounting Research Bulletin No. 51” (“SFAS No. 160”).

FSP 14-1 specifies that issuers of convertible debt instruments that may be settled in cash upon conversion should separately account for the liability and equity components in a manner that reflects the entity’s nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. Upon adoption of the provisions of FSP 14-1, $262 million of the total proceeds from our $350 million convertible debt issued on June 12, 2006 was allocated to the liability component, which represents the estimated fair value of similar debt instruments without the conversion option as of the date of issuance. The remaining $88 million was allocated to the equity component. The debt discount of $88 million will be amortized to interest expense over the seven-year period from June 2006 to June 2013, the expected life of the instrument. In addition, $8 million of capitalized interest expense was recorded retrospectively and will amortize over a weighted average life of 32 years. Additionally, upon adoption, $2 million of deferred financing costs capitalized at the time of issuance was reclassified to equity as equity issuance costs and will not be amortized to interest expense. As a result of the establishment of the debt discount as of the date of issuance, the non-current deferred tax asset relating to the original issue discount has been reduced by $36 million as of the date of issuance by offsetting additional paid in capital.

SFAS No. 160 establishes accounting and reporting standards for noncontrolling interest (previously referred to as minority interest) in a subsidiary which are applied retrospectively for all periods presented. Following its adoption of SFAS No. 160, the Company retrospectively changed its classification and presentation of its noncontrolling interest. The adoption of SFAS No. 160 had no effect on the Company’s results of operations attributable to controlling interest, earnings (losses) per share, cash flow from operating activities or any asset or liability account.

The Company began to report results under FSP 14-1 and to include the reclassification and new presentation under SFAS No. 160 described above, effective with the filing of its Quarterly Report on Form 10-Q for the quarter ended March 28, 2009.

The following Items of the 2008 Form 10-K are being revised retrospectively, as indicated:

•	Part II, Item 6, Selected Financial Data, is being revised to reflect retrospective application of FSP 14-1 and SFAS No. 160.

•	Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, is being revised to reflect both the retrospective application of FSP 14-1 and SFAS No. 160.

•	Part II, Item 8, Financial Statements and Supplementary Data, is being revised as follows:

•	The 2008 Financial Statements and certain notes thereto as well as Supplementary Data are being revised to reflect the retrospective application of both FSP 14-1 and SFAS No. 160; and
•	PwC’s reissued Report of Independent Registered Public Accounting Firm is included in place of the original report.

This Form 8-K does not reflect events or disclosures occurring after the filing of the 2008 Form 10-K and does not modify or update the disclosures in any way, other than as described above. The information in this Form 8-K should be read in conjunction with the 2008 Form 10-K, the Form 10-Q and other documents filed by the Company with the SEC subsequent to February 23, 2009. The Form 10-Q and other filings contain important information regarding events, developments and updates to certain expectations of the Company that have occurred since the filing of the 2008 Form 10-K.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

23.1	Consent of PricewaterhouseCoopers LLP
99.1	Updates to Charles River Laboratories International, Inc.’s 2008 Annual Report on Form 10-K:
Item 6. Selected Financial Data
Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations
Item 8. Financial Statements and Supplementary Data

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles River Laboratories International, Inc.

August 4, 2009	By:	Thomas F. Ackerman

Name: Thomas F. Ackerman
Title: Corporate Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description

23.1	Consent of PricewaterhouseCoopers LLP
99.1	Updates to Charles River Laboratories International, Inc.’s 2008 Annual Report on Form 10-K
Item 6. Selected Financial Data
Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations
Item 8. Financial Statements and Supplementary Data